Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-74245, 333-39450, 333-67720 and 333-129225) pertaining to the 1998 Stock Incentive Plan of GeoGlobal Resources Inc. and in the Registration Statement (Form S-3, No. 333-129225) and the related prospectus pertaining to the registration of 6,671,316 shares of common stock of GeoGlobal Resources Inc., of our report dated March 23, 2007 with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in Amendment No. 1 to the Annual Report (Form 10-KSB/A) for the year ended December 31, 2006.

Calgary, Canada      /s/ Ernst & Young LLP (signed)
May 11, 2007